Exhibit 10.26

GUARANTEE

1. Guarantee. In consideration of, and as an inducement for UBS SECURITIES LLC (the “Company”) entering into and continuing in effect that certain customer agreement with FRONTIER TRADING COMPANY VII, LLC (“Debtor”) dated [        ], 2006 (“Customer Agreement”), and effecting certain transactions pursuant to the terms thereof for account of the Debtor including, but not limited to, commodity futures and swaps, commodity options, exchange for physical transactions, futures transactions, foreign exchange and precious metals transactions and any other similar transactions (including any option with respect to any such transactions) or any combination of such transactions (collectively, the “Transaction(s)”), the undersigned, THE FRONTIER FUND, a Delaware statutory unit trust (the “Guarantor”), acting separately for and on behalf of each of its series of units of beneficial interest which executes and delivers a counterpart of this Guarantee from time to time (each such series being referred to herein singly as a “Series” and collectively as the “Series”), hereby (i) absolutely and unconditionally guarantees the due performance, and the due and punctual payment, when due, whether by acceleration or otherwise, of all indebtedness, liabilities, and undertakings of the Debtor arising under the terms and conditions of the Customer Agreement relating to the Transaction(s) (the “Guaranteed Obligations”) and (ii) agrees to pay all reasonable legal fees, costs, and expenses incurred by Company in enforcing the obligations under this Guarantee, such fees, costs and expenses being deemed to be Guaranteed Obligations hereunder; provided, however, that each Series’s total liability under the terms of this Guarantee is expressly limited to up to a maximum amount equal to the product of (1) the aggregate amount of such Guaranteed Obligations, multiplied by (2) a percentage equal to such Series’s pro rata equitable beneficial limited liability ownership interest in the Debtor as of the date immediately preceding the date as of which such Guaranteed Obligations become due hereunder, expressed as a percentage of all of Debtor’s then outstanding equitable beneficial limited liability ownership interest (the “Applicable Percentage Interest”). All amounts payable by any Series to the Company hereunder shall be paid free and clear of, and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any governmental or taxing authority. This Guarantee shall not be construed to impose upon any Series any obligations greater than, in addition to, or other than, such Series’s Applicable Percentage Interest of the Guaranteed Obligations. This Guarantee is a guarantee of payment and performance and not of collection.

2. Waiver. Each Series hereby waives (i) notice of acceptance of this Guarantee, and of the creation or existence of any of the Guaranteed Obligations and of any action by Company in reliance hereon or in connection herewith, and (ii) except as otherwise provided herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations.

3. Remedies. Company shall not be bound or obliged to pursue any remedy or to exhaust its recourse against Debtor in respect of any default in any of the Guaranteed Obligations before being entitled to require each Series to honor this Guarantee in respect of such Guaranteed Obligation.

4. Termination. As to each Series, this Guarantee shall remain in full force and effect with respect to such Series until terminated by such Series by certified mail, return receipt required, by thirty (30) days’ prior written notice addressed to Company at: One North Wacker Drive, Chicago, IL 60606, Attention: Tami A. Jensen, but in no event shall it be terminated as to the Transaction(s) entered into between Debtor and Company prior to the date of termination.

5. Guarantee Absolute. The liability of a Series under this Guarantee shall be absolute and unconditional irrespective of: (i) the lack of validity or enforceability, defect, or deficiency in the Transaction(s), or any other document executed in connection with the Transaction(s); (ii) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (iii) any sale, exchange, release, or non-perfection of any property standing as security for the Guaranteed Obligations, or any release, amendment, waiver, or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations; (iv) failure, omission, delay, waiver, or refusal by Company to exercise, in whole or in part, any right or remedy held by Company with respect to the Guaranteed Obligations; (v) any change in the existence, structure, or ownership of such Series, the Guarantor or Debtor, or any insolvency, bankruptcy, reorganization, or other similar proceeding; and (vi) any other circumstance that might otherwise constitute a defense available to, or discharge of, such Series not available to Debtor. Any other suretyship defenses are hereby waived by the Series. Notwithstanding the foregoing, each Series reserves to itself (i) all defenses and all rights to set-off that Debtor is or may be entitled to that arise out of the Transaction(s), except for any of those defenses that are based upon the insolvency, bankruptcy, or reorganization of Debtor; and (ii) any defense of such Series arising from the due payment and/or performance of the Guaranteed Obligations in accordance with the terms and conditions of the Transaction(s). This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Company upon the insolvency, bankruptcy, or reorganization of Debtor, or any other guarantor or otherwise, all as though such payment had not been made.

6. Default. In the event of default by Debtor in performance or payment of any of the Guaranteed Obligations, the Company is entitled to require each Series to honor this Guarantee by personally performing or satisfying such Guaranteed Obligation solely to the extent of its Applicable Percentage Interest upon giving prior notice in writing to each Series specifying therein the Guaranteed Obligation in respect of which such default has occurred. Each Series shall thereupon, as if it were the primary obligor, pay and/or perform such Guaranteed Obligation solely to the extent of its Applicable Percentage Interest immediately after first demand by Company.

7. Representations and Warranties. The Guarantor hereby represents and warrants, separately for and on behalf of each of the Series, to the Company as follows:

A)	The Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power to execute, deliver, and perform this Guarantee for and on behalf of each of the Series.

B)	The execution, delivery, and performance of this Guarantee have been and remain duly authorized by all necessary action and do not contravene any provision of law or of the Guarantor’s organizational documents or any contractual restriction binding on the Guarantor, the Series or the Series’s assets.

C)	All consents, authorizations, and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by and no notice to or filing with any governmental authority is required in connection with the execution, delivery, or performance of this Guarantee.

D)	This Guarantee constitutes the legal, valid, and binding obligation of the Series enforceable against the Series in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

E)	The Guarantor has adequate means to obtain from Debtor, on a continuing basis, information concerning the financial condition of Debtor, and is not relying on Company to provide such information, now or in the future.

8. Succession and Assigns. The Guarantor may not assign or delegate its obligations hereunder without the prior written consent of Company, which consent may be withheld in Company’s sole and absolute discretion. Company may, upon written notice to the Guarantor, assign its rights hereunder without the consent of the Guarantor. Subject to the foregoing, this Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall be for the benefit of Company, its successors and assigns.

9. Choice of Law; Severability. This Guarantee shall be governed by, and construed in accordance with the laws of the State of New York and applicable federal law. However, if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

10. Entire Agreement. This Guarantee constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede and revoke all previous and prior guarantees issued by any Series to Company prior to the date hereof, if any.

11. Counterparts. This Guarantee may be executed (including by facsimile or electronic transmission) in one or more counterparts, each of which shall be deemed an original agreement, and each of which together shall constitute one and the same instrument.

12. Limited Liability and Limited Recourse. The Company hereby acknowledges, understands and agrees that (a) the Guarantor is a Delaware statutory trust organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act, (ii) the Guarantor is entering into this Guarantee separately for and on behalf of each of the Series that has executed and delivered a counterpart of this Guarantee and, as such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable solely against the assets of such Series and only to the extent of such Series’s Applicable Percentage Interest of the Guaranteed Obligations, and (iii) all of the liabilities and obligations of the Guarantor to the Company under this Guarantee or otherwise with respect to a Series is expressly limited to the assets of such Series and further is limited to the extent of such Series’s Applicable Percentage Interest of the Guaranteed Obligations. The Company hereby further acknowledges and agrees that the Company shall look only to assets of the relevant Series for the payment of any amounts owed to the Company in respect of the Guaranteed Obligations by such Series and then only to the extent of such Series’s Applicable Percentage Interest of the Guaranteed Obligations and not to the assets of the Guarantor generally or the assets of any other series of the Guarantor including the other Series to the extent provided for in this Guarantee or to the assets of the trustee of the Guarantor.

IN WITNESS WHEREOF, the foregoing instrument is executed this [    ] day of [        ], [        ].

GUARANTOR:

THE FRONTIER FUND, ACTING FOR AND ON BEHALF OF THE FRONTIER LONG/SHORT COMMODITY SERIES

By: Equinox Fund Management, LLC, Managing Owner of the Guarantor

By:

THE FRONTIER FUND, ACTING FOR AND ON BEHALF OF THE BALANCED SERIES

By: Equinox Fund Management, LLC, Managing Owner of the Guarantor

THE FRONTIER FUND, ACTING FOR AND ON BEHALF OF THE FRONTIER DIVERSIFIED SERIES

By: Equinox Fund Management, LLC, Managing Owner of the Guarantor

By:

THE FRONTIER FUND, ACTING FOR AND ON BEHALF OF THE SERIES

By: Equinox Fund Management, LLC, Managing Owner of the Guarantor

By:

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